GreenPoint Home Equity Loan Trust 2004-3

$226,957,000 (approximate)

BOND SUMMARY (to Call)

Class A to Call
CPR	10%	20%	30%	40%	50%	60%	70%
Draw Rate	25%	25%	25%	25%	25%	25%	25%
WAL	8.01	7.03	5.24	3.32	2.17	1.44	0.97
Modified Duration (1)	7.45	6.61	4.96	3.18	2.10	1.40	0.95
First Principal Payment Date	Jul. 2009	Jul. 2009	Aug. 2004	Aug. 2004	Aug. 2004	Aug. 2004	Aug. 2004
Last Principal Payment Date	Sep. 2016	Jul. 2014	Nov. 2013	Jul. 2011	Oct. 2009	Apr. 2008	Jan. 2007
Principal Window (months)	87	61	112	84	63	45	30

BOND SUMMARY (to Maturity)

Class A to Maturity
CPR	10%	20%	30%	40%	50%	60%	70%
Draw Rate	25%	25%	25%	25%	25%	25%	25%
WAL	8.01	7.03	5.24	3.36	2.25	1.54	1.06
Modified Duration (1)	7.45	6.61	4.96	3.21	2.17	1.50	1.04
First Principal Payment Date	Jul. 2009	Jul. 2009	Aug. 2004	Aug. 2004	Aug. 2004	Aug. 2004	Aug. 2004
Last Principal Payment Date	Sep. 2016	Jul. 2014	Nov. 2013	Dec. 2012	May. 2012	May. 2011	Jan. 2010
Principal Window (months)	87	61	112	101	94	82	66

(1) Asuming a price of 100.00% and a Class A Margin of 0.23% over 1-month LIBOR.

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